                                                                   EXHIBIT 23.5

                               CONSENT OF COUNSEL

         We consent to the use of our name under the caption "Experts" in the Prospectus, which constitutes part of the Registration Statement for the Common Stock of SpectRx, Inc. on Form S-1.

THORPE NORTH & WESTERN


/s/ M. Wayne Western
----------------------------
M. Wayne Western

April 21, 1997